Exhibit (j)

                               CONSENT OF COUNSEL


         We hereby consent to (i) the use of our name and the reference to our Firm in the Prospectuses and under the caption "Counsel" in the Statements of Additional Information that are included in this Post-Effective Amendment No. 75 under the Securities Act of 1933, as amended, and Amendment No. 76 under the Investment Company Act of 1940, as amended (the "Amendment"), to the Registration Statement on Form N-1A of Allegiant Funds (the "Registration Statement"); (ii) the use and incorporation by reference in the Amendment of our Firm's opinion and consent of counsel filed as Exhibit (i) to Post-Effective Amendment No. 62 to the Registration Statement; (iii) the use and incorporation by reference in the Amendment of our Firm's opinion and consent of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 63 to the Registration Statement; (iv) the use and incorporation by reference in the Amendment of our Firm's opinion and consent of counsel filed as Exhibit (i)(3) to Post-Effective Amendment No. 68 to the Registration Statement; and (v) the use and incorporation by reference in the Amendment of our Firm's opinion and consent of counsel filed as Exhibit (i)(4) to Post-Effective Amendment No. 70 to the Registration Statement.


                                             /s/ DRINKER BIDDLE & REATH LLP
                                             ------------------------------
                                             Drinker Biddle & Reath LLP


Dated:   July 29, 2005